Exhibit 10.88

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”).  Such portions have been redacted and are marked with a “[***]” in the place of the redacted language.  The redacted information has been filed separately with the Commission.

AMENDMENT NO. 2 TO

SUPPLY AGREEMENT

This Amendment No. 2 to Supply Agreement (this “Amendment”) is entered into as of this ___ day of December, 2010 between SHANGHAI ALEX NEW ENERGY CO., LTD. (hereinafter “ALEX”) and HOKU MATERIALS, INC., a Delaware corporation (hereinafter “HOKU”).  HOKU and ALEX are sometimes referred to in the singular as a “Party” or in the plural as the “Parties.”

Recitals

Whereas, HOKU, ALEX, and SHANGHAI HUAYI ENTERPRISES GROUP, as guarantor, are parties to that certain Supply Agreement, dated as of February 27, 2009, and as amended on December 30, 2009 (the “Supply Agreement”), pursuant to which ALEX has agreed to purchase from HOKU, and HOKU has agreed to sell to ALEX, specified volumes of polysilicon each year over a ten year period; and

Whereas, HOKU and ALEX desire to further amend certain provisions of the Supply Agreement as set forth herein to, among other things, reduce the pricing of polysilicon per kilogram for the first year and postpone the First Shipment Date;

NOW, THEREFORE, in furtherance of the foregoing Recitals and in consideration of the mutual covenants and obligations set forth in this Amendment, the Parties hereby agree as follows:

1.	Definitions.	Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings set forth in the Supply Agreement.

2.	Amendments.	The following provisions of the Supply Agreement are amended or amended and restated as follows.

2.1.
The Pricing Schedule on Appendix 1 to the Supply Agreement is hereby amended and restated such that the price in Year [***] shall be $[***]/kg and the price in Years [***] and [***] shall be $[***]/kg, as follows:

Year	1	2	3	4	5	6	7	8	9	10	Total
Volume	200	200	200	200	200	200	200	200	200	200	2,000
Price	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

*Pricing in Years [***] shall be determined as follows:

•	The Price in Year [***] shall be determined annually by the Parties three (3) months prior to the expiration of each Year, beginning in Year [***] of the Agreement.

•
If there is a difference greater than or equal to [***]% (+/-) between the then-effective price pursuant to the Agreement and the average contract price for the last twelve (12) months reported by [***] or another mutually acceptable third party index (the “Average Index Price”), then the price for such subsequent Year shall be renegotiated in good faith by the Parties.

•	If, following 45 days’ of good faith negotiations, the Parties are unable to agree on the price, such subsequent Year’s price will be the same as the Average Index Price.

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

•
If the Average Index Price within [***]% (+/-) of the then-effective price under the Agreement, then the price shall not be renegotiated, and the prior Year’s price shall continue to be the effective price for such subsequent Year.

2.2.	Section 4.3 of the Supply Agreement is hereby amended and restated in its entirety to read as follows:

4.3           Except in the case of a force majeure pursuant to Section 13 below, if at any time after October 1, 2011, HOKU does not supply any Products pursuant to Section 4.1 or 4.2 within [***] days of the scheduled delivery date, HOKU will provide ALEX with a purchase price adjustment. Such purchase price adjustment shall be [***] percent ([***]%) of the value of the respective delayed Products for each week or part thereof that the Product shipment (or part thereof) is delayed beyond the [***] day grace period. In addition, the Price Adjustment shall apply to any late shipments between July 31, 2011 and September 30, 2011, without any grace period. Any purchase price adjustment as a result of this Section 4.3 will be paid by HOKU at the end of the term of the applicable calendar quarter.  In lieu of making a cash payment to ALEX pursuant to this Section 4.3, HOKU may, at its option, pay for such purchase price adjustment in the form of a credit issued for future shipments of Products. Notwithstanding anything to the contrary, the maximum amount of such purchase price reduction is limited to [***] percent ([***]%) of the value of the respective delayed Products.  Monthly shipments which are delayed beyond [***] days shall be deemed to constitute a material breach of this Agreement pursuant to Section 10.2.1 below.  Notwithstanding the foregoing, if ALEX fails to make a payment to HOKU within the 30-day period set forth in Section 6.4 below, HOKU shall not be required to supply any Product to ALEX until HOKU has received the past due amount including any interest payable thereon pursuant to this Agreement.  For the avoidance of doubt, ALEX’s right to reduce the purchase price pursuant to this Section 4.3 shall not apply if HOKU is not fulfilling its supply obligations for this reason. Monthly shipments which are delayed more than [***] days in a calendar year AND are less than [***] of the Minimum Annual Quantity of Product shall be deemed to constitute a material breach of this Agreement pursuant to Section 10.2.1.

2.3.	Section 5.2 of the Supply Agreement is hereby amended such that the reference to September 30, 2010, is changed to March 31, 2011, and the reference to June 30, 2010, is changed to January 31, 2011.

2.4.	Section 10.2.6 of the Supply Agreement is hereby amended such that the reference to December 31, 2010, is changed to September 30, 2011.

3.
Hoku shall use commercially reasonable efforts to make available to Alex additional Product beyond the specified volumes of Product in the Supply Agreement; provided, however, that Alex is not in material breach of the Supply Agreement; and provided further that the terms and conditions for the sale of any additional amount of Product shall be negotiated and agreed in writing pursuant to a new agreement between the Parties.

4.
This Amendment, together with the Supply Agreement, constitute the entire agreement between the Parties concerning the subject matter hereof.  Except as specifically amended herein, the terms of the Supply Agreement shall continue in full force and effect without modification or amendment.

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 to Supply Agreement as of the date first set forth above.		Date:	January 11, 2011
HOKU

ALEX		HOKU MATERIALS, INC.

SHANGHAI ALEX NEW ENERGY CO., LTD.		By:	/s/ Scott B. Paul

By:	/s/ Zhang LianWen	Name:	Scott B. Paul

Name:	Zhang LianWen	Title:	CEO
Authorized Signatory
Title:	President
	Authorized Signatory	Date:	January 12, 2011

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